                           NEUMAN & DRENNEN, LLC
                             Attorneys at Law
                            TEMPLE-BOWRON HOUSE
                             1507 PINE STREET              Englewood Office
                          BOULDER, COLORADO 80302          5445 DTC Parkway
                         Telephone: (303) 449-2100              Penthouse 4
                         Facsimile: (303) 449-1045      Englewood, CO 80111
Clifford L. Neuman, P.C.                                 Tel:(303) 221-4700
E-mail: clneuman@neuman.com                             Fax: (303) 488-3454

                               October 26, 2000

EC Power, Inc.
236 West 27th Street, 3rd Floor
New York, New York  10001

Gentlemen:

     We have acted as legal counsel for EC Power, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 2,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"). The Common Stock may be offered and sold by certain selling stockholders of the Company in the manner set forth in the Registration Statement and Prospectus. The Common Stock was issued to the Selling Stockholders in a private placement, or will be issued to them upon their exercise of certain warrants of the Company.

     In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

     2. The Shares and the shares of Common Stock into which the Warrants are exercisable, upon issuance and payment therefor, as contemplated by the Registration Statement and Prospectus, will be validly issued, fully paid, and nonassessable.

     3. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,




                                   /s/ David H. Drennen

                                   NEUMAN & DRENNEN, LLC

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